UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2009

Platinum Research Organization, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52029	20-2842514
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

2777 Stemmons Freeway, Suite 1440

Dallas, Texas 75207

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (214) 271-9503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	1.03 Bankruptcy or Receivership.

On February 17, 2009, Platinum Research Organization, Inc. (the “Company”) and its limited partnerships PRO Operations, L.P. and Platinum Intellectual Property, L.P. filed voluntary petitions in the United States Bankruptcy Court for the Northern District of Texas (Case Number 09-30977-SGJ-7), seeking relief under Chapter 7 of Title 11 of the United States Code. On February 17, 2009, the Bankruptcy Court appointed Daniel J. Sherman as Chapter 7 trustee in connection with these filings.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure under Item 1.03 above is incorporated herein by reference.

Effective upon the filing of the Chapter 7 petition, on February 17, 2009, all of the Directors of the Company resigned their respective Director position with the Company. These directors are John T. Jaeger, Jr., T. Allan McArtor, Michael McMillan and Thomas G. Plaskett. Also on February 17, 2009, Mr. Jaeger resigned as President and Chief Executive Officer of the Company and as an officer and director of the Company’s subsidiaries. Additionally, Mr. Plaskett resigned as a director of the Company’s subsidiaries. On February 17, 2009. David Hart, Senior Vice President and Interim Chief Financial Officer and Secretary also resigned as an officer of the Company and its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM RESEARCH ORGANIZATION, INC.

Date: February 17, 2009	By:	/s/ David Hart
Name: David Hart Title: Interim Chief Financial Officer and Senior Vice President